Exhibit 99.1

China Jo-Jo Drugstores Announces the Closing of $10 Million Registered Direct Offering

HANGZHOU, China, April 15, 2019 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ CM: CJJD) (the "Company" or "China Jo-Jo"), a leading online and offline retailer, wholesale distributor of pharmaceutical and other healthcare products and healthcare provider in China, today announced that it closed a registered direct offering with several institutional investors for an aggregate of 4,000,008 shares of the common stock, at a purchase price of $2.50 per share, for aggregate gross proceeds of approximately $10 million to the Company. In a concurrent private placement, the Company issued to the investors unregistered warrants to purchase up to an aggregate of 3,000,006 shares of the common stock at an exercise price of $3.00 per share. The warrants shall be initially exercisable six months following issuance and expire five and one-half years from the issuance date of the warrants.

The Company received net proceeds from the offering in the amount of approximately $9.3 million, after deducting the placement agent fees and the estimated offering expenses payable by the Company.

H.C. Wainwright & Co., LLC acted as exclusive placement agent for the offering.

The shares of common stock described above were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-230686), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on April 10, 2019. The shares of common stock were offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and the accompanying prospectus relating to the registered direct offering may be obtained at the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying prospectus relating to the registered direct offering may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or emailing placements@hcwco.com.

The warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and, along with the shares of common stock issuable upon their exercise, have not been registered under the Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc. (“Jo-Jo Drugstores” or the “Company”), is a leading online and offline retailer and wholesale distributor of pharmaceutical and other healthcare products in China. Jo-Jo Drugstores currently operates retail drugstores and an online pharmacy. It is also a wholesale distributor of products similar to those carried in its pharmacies and it cultivates and sells herbs used for traditional Chinese medicine. For more information about the Company, please visit http://jiuzhou360.com. The Company routinely posts important information on its website.

Forward Looking Statement

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company’s encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

Company Contact:

Frank Zhao
Chief Financial Officer
+86-571-88077108
frank.zhao@jojodrugstores.com

Steve Liu
Investor Relations Director
steve.liu@jojodrugstores.com

Investor Relations Contact:

Tina Xiao
Ascent Investor Relations LLC
+1-917-609-0333
tina.xiao@ascent-ir.com